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                                                                    Exhibit 99.3

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER (TIN) ON SUBSTITUTE FORM W-9

     Guidelines For Determining The Proper Name And Identification Number to Give The Payer. Social security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the requestor.

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  For this type of account:                   Give name and SSN/EIN of:
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1.  Individual                       The individual

2.  Two or more individuals          The actual owner of the account or, if
    (joint account)                  combined funds, the first individual on the
                                     account(1)

3.  Custodian account of a           The minor(2)
    minor (Uniform Gift to
    Minors Act)

4.  a. The usual revocable           The grantor-trustee(1)
    savings trust account
    (grantor is also trustee)

    b. So-called trust               The actual owner(1)
    account that is not a
    legal or valid trust
    under state law

5.  Sole proprietorship or           The owner(3)
    single-owner LLC

6.  Sole proprietorship or           The owner(3)
    single-owner LLC

7.  A valid trust, estate or         The legal entity(4)
    pension trust

8.  Corporate or LLC electing        The corporation
    corporate status on Form
    8837

9.  Association, club,               The organization
    religious, charitable,
    educational or other
    tax-exempt organization

10. Partnership or                   The partnership
    multi-member LLC

11. A broker or registered           The broker or nominee
    nominee

12. Account with the                 The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state or
    local government, school
    district or prison) that
    receives agricultural
    program payments
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(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

How To Get A TIN

          If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

Payees Exempt From Backup Withholding

          The following is a list of payees specifically exempted from backup withholding:

(1) An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)  The United States or of any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)  An international organization or any of its agencies or instrumentalities.

          Other payees that may be exempt from backup withholding include:

(6)  A corporation.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under section 664 or described in section 4947.

          Exempt payees described at left should file Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

Privacy Act Notice.

          Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

          You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

          (1) Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

          (2) Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

          (3) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

          (4) Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.